Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE




              CORECOMM LIMITED ANNOUNCES IT IS PURSUING FINANCINGS


     New York (March 21, 2001) - In response to various investor inquiries, CoreComm Limited (NASDAQ: COMM) announced today that it is pursuing several financings (some of which with an equity component) that the Company believes would provide sufficient capital for it to meet its business objectives in 2001. The Company cautioned that these financings are not completed, and that although the Company was seeking to finalize them in the near future, no assurance could be given that these financings would be completed.

     The Company stated that until final agreements were executed related to these financings it does not intend to provide any further information relating to this matter.


Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995:

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the word, "believes," "pursuing" and "seeking" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, or achievements of the Company, including its financial condition and solvency, to be materially different from those contemplated. We assume no obligation to update the forward-looking statements contained herein.


Contact: CoreComm Limited:

         Michael Peterson, Vice President - Corporate Development
         Richard J. Lubasch, General Counsel
         212-906-8485